UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 27, 2009
Navigant Consulting, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Other Jurisdiction of Incorporation)	001-12173 Commission File Number	36-4094854 (IRS Employer Identification No.)
30 S. Wacker, Chicago, IL 60606
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone number, including area code (312) 573-5600
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 27, 2009, the Board of Directors of Navigant Consulting, Inc. (the “Company”) elected Dr. Cynthia A. Glassman as a director of the Company. Dr. Glassman has been elected to serve for the remaining term of the class of directors elected in 2009, which term shall expire at the annual meeting of shareholders to be held in 2012. In connection with this election to the Board, the Board of Directors of the Company authorized a grant of shares of restricted stock equal to $131,250 and options equal to $43,750, each granted on October 27, 2009. Dr. Glassman has also been elected to serve on the Company’s Nominating and Governance Committee. Dr. Glassman had no transactions with related persons.

Item 9.01	Financial Statements and Exhibits
     None

SIGNATURES
     Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Navigant Consulting, Inc.
Date: October 28, 2009	By:	/s/ Monica M. Weed
		Name:	Monica M. Weed
		Title:	Vice President, General Counsel and Secretary